Calculation of Filing Fee Tables
F-3
Haleon plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, nominal value GBP0.01 per share	457(r)				0.0001381
Fees to be Paid	2	Other	Guarantees of Debt Securities of Haleon US Capital LLC	457(r)				0.0001381
Fees to be Paid	3	Other	Guarantees of Debt Securities of Haleon UK Capital plc	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities of Haleon US Capital LLC	457(r)				0.0001381
Fees to be Paid	5	Debt	Debt Securities of Haleon UK Capital plc	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1(a). An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. 1(b). In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), each Registrant is deferring payment of all of the registration fee, except for $857,645.43 that has already been paid with respect to securities that were previously registered pursuant to prior registration statements but not sold thereunder. Haleon plc previously filed a registration statement on Form F-1 (File No. 333-266358), initially filed on July 28, 2022, amended on August 5, 2022 and initially declared effective on August 9, 2022 (the "2022 Registration Statement"), which registered 4,150,383,736 Ordinary Shares for issuance by Haleon plc for a proposed maximum aggregate offering price of 15,200,888,343.08. The 2022 Registration Statement was not used and on May 11, 2023, GSK plc resold an aggregate amount of 240,000,000 previously registered Ordinary Shares outside the United States pursuant to Regulation S under the Securities Act. Accounting for this transaction, 3,910,383,736 Ordinary Shares were not sold under the 2022 Registration Statement, resulting in an an available fee offset of $1,326,722.81. The Registrants filed a registration statement on Form F-3 (File No. 33-273103), filed and automatically effective on July 3, 2023 (the "2023 Registration Statement"). Pursuant to Rule 457(p) under the Securities Act, the Registrants offset $1,326,722.81 of the fees associated with the 2023 Registration Statement from the filing fee previously paid by Haleon plc associated with the unsold securities under the 2022 Registration Statement. The Registrants used $469,077.28 of this amount to pay the registration fees owed in connection with the final prospectus supplement dated March 19, 2024. As a result, $857,645.53 of the previously paid fees remain unused prior to the filing of this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrants are offsetting $857,645.53 of the fees associated with this Registration Statement from the filing fee previously paid by Haleon plc associated with the unsold securities under the 2022 Registration Statement and the 2023 Registration Statement. The Registrants have terminated any offerings that included the unsold securities associated with the claimed offset under the 2022 Registration Statement and 2023 Registration Statement.

[2]	See Offering Note 1(a). Pursuant to Rule 457(n), no separate fee for the guarantees is payable.

[3]	See Offering Note 1(a). Pursuant to Rule 457(n), no separate fee for the guarantees is payable.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date